CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated December 19, 2014, relating to the financial statements and financial highlights which appear in the October 31, 2014 Annual Reports to Shareholders of Franklin Small Cap Value Fund and Franklin All Cap Value Fund, which are also incorporated by reference into the Registration Statement.  We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

February 26, 2016